                                                                  EXHIBIT 10.2

                                                                EXECUTION COPY


     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




                  TECHNOLOGY EXCHANGE AND DEVELOPMENT AGREEMENT

         This Technology Exchange and Development Agreement dated the 9th day of March, 2001 (the "Effective Date") is by and between Millennium Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 75 Sidney Street, Cambridge, Massachusetts 02139 ("Millennium") and Abbott Laboratories, a corporation organized and existing under the laws of the State of Illinois having its principal office at 100 Abbott Park Road, Abbott Park, Illinois 60064 ("Abbott").

                                  INTRODUCTION

         1. Millennium and Abbott have each developed certain process technologies which they are willing to exchange, and which are potentially useful in the discovery and development of pharmaceutical products.

         2. Millennium and Abbott each desire to co-develop certain additional process technologies which are potentially useful in the discovery and development of pharmaceutical products.

         NOW, THEREFORE, Millennium and Abbott agree as follows:

                                    ARTICLE 1
                       DEFINITIONS, EXHIBITS AND SCHEDULES

         When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

         1.1 "AFFILIATE". Affiliate means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a specified person or entity. For purposes of this Section 1.1, "control" shall be presumed to exist if one of the following conditions is met:
(a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, or (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity. For the purpose of this Agreement, TAP Pharmaceutical Products Inc. and its subsidiaries shall not be deemed Affiliates of Abbott.

         1.2 "ABBOTT BACKGROUND TECHNOLOGY". Abbott Background Technology means Process Technology that does not constitute Abbott Development Program Technology or Abbott Exchange Technology and (a) is solely or jointly owned by Abbott or any of its Affiliates or is licensed in by Abbott or any of its Affiliates from Third Parties, in each case as of the Effective Date or during the Development Term (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties), and (b) is specified in the Technology Development Plan and is used by the Parties in the Development Project.

         1.3 "ABBOTT BACKGROUND TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS". Abbott Background Technology Patent Rights and Copyrights means Patent Rights and copyrights that cover Abbott Background Technology (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties).

         1.4 "ABBOTT DEVELOPMENT PROGRAM TECHNOLOGY". Abbott Development Program Technology means Process Technology which is (a) developed by Abbott or any of its Affiliates alone or jointly by Abbott and Millennium in the course of Technology Development activities under Article V, or (b) licensed in by Abbott or any of its Affiliates from Third Parties pursuant to the Technology Development Plan, in each case during the Development Term (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties).

         1.5 "ABBOTT DEVELOPMENT PROGRAM TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS". Abbott Development Program Technology Patent Rights and Copyrights means Patent Rights and copyrights that cover Abbott Development Program Technology (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties).

         1.6 "ABBOTT EXCHANGE TECHNOLOGY". Abbott Exchange Technology means the Process Technology described in EXHIBIT A to this Agreement which (a) is solely or jointly owned by Abbott or any of its Affiliates, or (b) is licensed by Abbott or its Affiliates from Third Parties, in each case as of the date of Delivery with respect to the Abbott Exchange Technology and as of the date of delivery with respect to the Upgrade to the Abbott Exchange Technology (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties). Abbott Exchange Technology specifically excludes Direct Licensed Software and Sublicensed Software.

         1.7 "ABBOTT EXCHANGE TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS". Abbott Exchange Technology Patent Rights and Copyrights means, with respect to each component of the Abbott

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Exchange Technology, Patent Rights and copyrights that are conceived and/or reduced to practice prior to the expiration of the Upgrade Term and that cover such component of Abbott Exchange Technology (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties).

         1.8 "ABBOTT TECHNOLOGY". Abbott Technology means Abbott Background Technology, solely owned Abbott Development Program Technology, Abbott Exchange Technology, and Sublicensed Software provided by Abbott.

         1.9 "BACKGROUND TECHNOLOGY". Background Technology means Abbott Background Technology and/or Millennium Background Technology.

         1.10 "CONFIDENTIAL INFORMATION". Confidential Information means all proprietary materials, know-how or other information (including software), whether or not patentable, regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, know-how or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing to the contrary, materials, know-how or other information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party (a) if the disclosing Party, within thirty
(30) days after such disclosure, delivers to the other Party a written document or documents describing the materials, know-how or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, or (b) such material, know-how or information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the Parties (including without limitation software source code). Notwithstanding the foregoing, any technical or financial information of a Party disclosed at a meeting of the Joint Technology Team shall constitute Confidential Information of a Party unless otherwise specified.

         1.11 "DEVELOPMENT PROGRAM TECHNOLOGY". Development Program Technology means Abbott Development Program Technology and/or Millennium Development Program Technology.

         1.12 "DEVELOPMENT TERM". Development Term means the period beginning on the Effective Date and ending on the second anniversary of the Effective Date.

         1.13 "DIRECT LICENSED SOFTWARE". Direct Licensed Software means the software to be obtained and/or licensed directly from Third Parties by Abbott or Millennium in connection with the Technology Exchange.

         1.14 "EXCHANGE TECHNOLOGY". Exchange Technology means Abbott Exchange Technology and/or Millennium Exchange Technology.

         1.15 "EXCHANGE TERM". Exchange Term means the period beginning on the Effective Date and ending on the second anniversary of the Effective Date.

         1.16 "EXECUTIVE OFFICERS". Executive Officers means the Chief Executive Officer of Abbott (or an executive of Abbott designated by such Chief Executive Officer) and the Chief

Executive Officer of Millennium (or an executive of Millennium designated by such Chief Executive Officer).

         1.17 "FIELD". Field means any and all fields of use other than the Prohibited Field.

         1.18 "JOINT EXECUTIVE COMMITTEE". Joint Executive Committee means a committee comprised of an appropriate number of representatives of Abbott and Millennium to plan and oversee the activities contemplated by this Agreement, as well as the activities of the Parties under the Metabolic Agreement.

         1.19 "JOINT TECHNOLOGY TEAM". Joint Technology Team means a committee comprised of an appropriate number of representatives of Abbott and Millennium to plan and oversee the Technology Exchange and the Technology Development, as more fully described in Articles III and V.

         1.20 "METABOLIC AGREEMENT". Metabolic Agreement means the Collaboration and License Agreement between the Parties of even date herewith.

         1.21 "MILLENNIUM BACKGROUND TECHNOLOGY". Millennium Background Technology means Process Technology that does not constitute Millennium Development Program Technology or Millennium Exchange Technology and (a) is solely or jointly owned by Millennium or any of its Affiliates or is licensed in by Millennium or any of its Affiliates from Third Parties, in each case as of the Effective Date or during the Development Term (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties), and (b) is specified in the Technology Development Plan and is used by the Parties in the Development Project.

         1.22 "MILLENNIUM BACKGROUND TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS". Millennium Background Technology Patent Rights and Copyrights means Patent Rights and copyrights that cover Millennium Background Technology (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties).

         1.23 "MILLENNIUM DEVELOPMENT PROGRAM TECHNOLOGY". Millennium Development Program Technology means Process Technology which is (a) developed by Millennium or any of its Affiliates along or jointly by Millennium and Abbott in the course of Technology Development activities under Article V, or (b) licensed in by Millennium or any of its Affiliates from Third Parties pursuant to the Technology Development Plan, in each case during the Development Term (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties).

         1.24 "MILLENNIUM DEVELOPMENT PROGRAM TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS". Millennium Development Program Technology Patent Rights and Copyrights means Patent Rights and copyrights that cover Millennium Development Program Technology (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties).

         1.25 "MILLENNIUM EXCHANGE TECHNOLOGY". Millennium Exchange Technology means the Process Technology described in EXHIBIT B to this Agreement and which
(a) is solely or
jointly owned by Millennium or any of its Affiliates or (b) is licensed by Millennium or its Affiliates from Third Parties, in each case as of the date of Delivery with respect to the Millennium Exchange Technology and as of the date of delivery with respect to the Upgrade to the Millennium Exchange Technology (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties). Millennium Exchange Technology specifically excludes Direct Licensed Software and Sublicensed Software.

         1.26 "MILLENNIUM EXCHANGE TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS". Millennium Exchange Technology Patent Rights and Copyrights means, with respect to a component of the Millennium Exchange Technology, Patent Rights and copyrights that are conceived and/or reduced to practice prior to the expiration of the Upgrade Term and that cover such component of Millennium Exchange Technology (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties).

         1.27 "MILLENNIUM TECHNOLOGY". Millennium Technology means Millennium Background Technology, solely owned Millennium Development Program Technology, Millennium Exchange Technology, and Sublicensed Software provided by Millennium.

         1.28 "PARTY". Party means Abbott or Millennium; "PARTIES" means Abbott and Millennium.

         1.29 "PATENT RIGHT(S)". Patent Right(s) means all existing patents and patent applications and all patent applications hereafter filed, including any continuations, continuations-in-part (but solely to the extent claims are directed to inventions included in Background Technology, Development Program Technology or Exchange Technology), divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

         1.30 "PROCESS TECHNOLOGY". Process Technology means (a) technology in the form of methods, systems, programs, technology and software, together with know-how related thereto, and (b) Product-Process Tool Technology. Process Technology shall only include Product Technology to the extent that it is for use as Product-Process Tool Technology.

         1.31 "PRODUCT-PROCESS TOOL TECHNOLOGY". Product-Process Tool Technology means Product Technology that is used as a tool for the discovery and/or development of Process Technology or that is necessary for the operation, verification or calibration of Process Technology. Product-Process Tool Technology shall include materials, and data related thereto, that are required to discover, develop, operate, verify or calibrate procedures that are part of Process Technology, provided that the utility of such materials and data in such procedures is not specific for a particular product or service.

         1.32 "PRODUCT TECHNOLOGY". Product Technology means technology in the form of biological materials (e.g. genes, gene fragments, vectors, cell lines, tissues, fluids, cells,

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organelles, DNA and DNA fragments, proteins and peptides) and chemical compounds
(e.g. small molecule and natural product compounds and libraries) and data relating to the foregoing.

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         1.33 "PROHIBITED FIELD". Prohibited Field means (a) the research, development or commercialization of (i) [**] in the [**], (ii) [**], or (iii) [**] for the [**] of the [**]; (b) [**] to the [**] in subsection (a) above; and
(c) [**]. Notwithstanding the foregoing, [**](each as defined by the U.S. Food and Drug Administration) [**] within the Prohibited Field.

         1.34 "SUBLICENSED SOFTWARE". Sublicensed Software means the software owned by Third Parties that is capable of being sublicensed and is to be sublicensed by Abbott or Millennium to the other Party in connection with the Technology Exchange.

         1.35 "TECHNOLOGY DEVELOPMENT". Technology Development means the technology development activities to be undertaken by the Parties pursuant to
Article V and the Technology Development Plan.

         1.36 "TECHNOLOGY DEVELOPMENT PLAN". Technology Development Plan means a plan to be developed by the Joint Technology Team for the Technology Development, to be updated as necessary during the Development Term, setting forth, among other things, the matters described in Section 5.4.

         1.37 "TECHNOLOGY EXCHANGE". Technology Exchange means the technology exchange activities to be undertaken by the Parties pursuant to Article III and the Technology Exchange Plan.

         1.38 "TECHNOLOGY EXCHANGE PLAN". Technology Exchange Plan means a plan to be developed by the Joint Technology Team for a Technology Exchange, to be updated as necessary during the Exchange Term, setting forth, among other things, the matters described in Section 3.4.

         1.39 "TECHNOLOGY EXCHANGE SERVICES". Technology Exchange Services means those services related to Technology Exchange to be provided by a Party to the other Party as set forth in a Technology Exchange Plan.

         1.40 "TERRITORY". Territory means all the countries in the world.

         1.41 "THIRD PARTY". Third Party means any person or entity other than a Party and its Affiliates.

         1.42 "THIRD PARTY SOFTWARE". Third Party Software means Direct Licensed Software and Sublicensed Software.

         1.43 "UPGRADE TO ABBOTT EXCHANGE TECHNOLOGY". Upgrade to Abbott Exchange Technology means [**] to a component (i.e., [**] components detailed in EXHIBIT A) of the Abbott Exchange Technology (which component is delivered to Millennium during the Exchange Term) which becomes available during the Upgrade Term for use in the then-current Abbott Supported Environment (i.e., hardware, software and other infrastructure then being


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

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

specified by Abbott for the Upgrade to the component of the Abbott Exchange Technology pursuant to Section 3.1(h)) or for use in an agreed upon Minimum Environment. Upgrades shall include [**] procedures or otherwise.

         1.44 "UPGRADE TO MILLENNIUM EXCHANGE TECHNOLOGY". Upgrade to Millennium Exchange Technology means [**] a component (i.e., [**] components detailed in EXHIBIT B) of the Millennium Exchange Technology (which component is delivered to Abbott during the Exchange Term) which becomes available during the Upgrade Term for use in the then-current Millennium Supported Environment (i.e., hardware, software and other infrastructure then being specified by Millennium for the Upgrade to the component of the Millennium Exchange Technology pursuant to Section 3.1(h)) or for use in an agreed upon Minimum Environment. Upgrades shall include [**] procedures or otherwise.

         1.45 "UPGRADE TERM". Upgrade Term means, with respect to a component of Exchange Technology transferred to a receiving Party, the period commencing on the date on which the Delivery Criteria are met for such component of Exchange Technology and ending on the [**] anniversary thereof, it being understood that if a Party proceeds with the installation of such component of Exchange Technology in an agreed upon Minimum Environment, the Delivery Criteria for such component [**] in accordance with Section 3.5(a), and that, in any such case, there shall be [**]such component of Exchange Technology.

         1.46 ADDITIONAL DEFINITIONS. Each of the following definitions is set forth in the section of this Agreement indicated below:

         DEFINITION                                                SECTION/ARTICLE
         ----------                                                ---------------
         Abbott                                                    Introduction
         Abbott Indemnified Parties                                12.1(b)
         Abbott Supported Environment                              3.1(c)
         ADR                                                       10.5
         Authorized Servers                                        4.3(c)(i)
         Breaching Party                                           9.1/9/3
         Deliverables                                              5.4(c)
         Delivery                                                  3.5(a)
         Delivery Criteria                                         3.4(h)
         Development Project                                       5.1
         Effective Date                                            Introduction
         Intellectual Property                                     11.4(a)
         Inventions                                                7.1(a)
         Joint Invention                                           7.1(c)
         Millennium                                                Introduction
         Millennium Indemnified Parties                            12.1(a)
         Millennium Supported Environment                          3.1(c)
         Minimum Abbott Environment                                3.1(c)
         Minimum Environment                                       3.1(c)


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

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         Minimum Millennium Environment                            3.1(c)
         Non-Breaching Party                                       9.1/9.3
         Supported Environment                                     3.1(c)
         Source Code                                               4.3(b)
         Source Code Recipient                                     4.3(b)
         Upgrade                                                   3.1(h)


         The Exhibits referred to in the definitions of this Agreement are being simultaneously delivered with the execution of this Agreement as separate documents and shall have the following titles:

Exhibit A         Abbott Exchange Technology

Exhibit B         Millennium Exchange Technology

Exhibit C         Millennium Supported Environment

Exhibit D         Abbott Supported Environment

Exhibit E         Technology Development Plan

         The Schedule referred to in the definitions of this Agreement has been attached to this Agreement and shall have the following title:

Schedule I        Alternative Dispute Resolution Rules

                                   ARTICLE 2
                              JOINT TECHNOLOGY TEAM

         2.1 ESTABLISHMENT OF JOINT TECHNOLOGY TEAM. 2.2 As soon as practicable after the Effective Date, Abbott and Millennium shall establish a Joint Technology Team to manage the Technology Exchange and the Technology Development under this Agreement. The Joint Technology Team shall be comprised of five (5) representatives designated by Abbott and five (5) representatives designated by Millennium, PROVIDED THAT Abbott and Millennium may designate an equal number of additional representatives from time to time. With respect to each Party, such representatives shall include one person responsible for [**] component described in EXHIBIT A, one person responsible for [**] component described in EXHIBIT A, one person responsible for [**] components described in EXHIBIT B, one person responsible for Technology Development, and one senior officer of a Party responsible for technology at such Party. Abbott and Millennium shall each make its initial designation of its representatives not later than thirty (30) days after the Effective Date. Either Party may change its designees to the Joint Technology Team at any time upon written notice to the other Party.


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
     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         2.2 JOINT TECHNOLOGY TEAM DECISIONS. All decisions of the Joint Technology Team shall be made by unanimous approval of Abbott and Millennium, with each Party having one vote. With respect to each of the four areas described in Section 2.1, a quorum for decision-making shall consist of the two
(2) senior officers of the Parties and the two (2) representatives of the Parties designated for such area. Except as provided in Section 5.3(e), if the Joint Technology Team is unable to reach agreement on any issue, such issue shall be resolved in accordance with the provisions of Article 10.

         2.3 MEETINGS. The Joint Technology Team shall meet at such times as they deem necessary or desirable during the term of this Agreement. Such meetings shall be held at such times and places as are mutually agreed upon by the Joint Technology Team and may be conducted in person, by telephone or by videoconference. Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the Joint Technology Team. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent representative. In addition, each Party may, at its discretion, invite other employees, and, with the consent of the other Party, consultants or scientific advisors, to attend the meetings of the Joint Technology Team. Either Party may convene a special meeting of the Joint Technology Team for the purpose of resolving disputes upon reasonable advance written notice to the other Party. The Parties shall each bear their respective costs and expenses of attendance of Joint Technology Team meetings by their respective representatives.

                                   ARTICLE 3
                               TECHNOLOGY EXCHANGE

         3.1 TECHNOLOGY EXCHANGE.

         (a) NOTIFICATION AND SELECTION. At any time prior to the [**] anniversary of the Effective Date, Millennium shall have the right to notify the Joint Technology Team that it desires to receive from Abbott the Abbott Exchange Technology. At any time prior to the [**] anniversary of the Effective Date, Abbott shall have the right to notify the Joint Technology Team that it desires to receive from Millennium the Millennium Exchange Technology. Upon each such notification, the Joint Technology Team shall commence the Technology Exchange of such Exchange Technology in accordance with the terms of this Article III.

         (b) GENERAL RESPONSIBILITIES. Each Party will use reasonable efforts to undertake and effect the Technology Exchange in accordance with the Technology Exchange Plans and to provide Technology Exchange Services to the other Party. It is specifically understood that each Party shall be responsible for obtaining and installing, at its own expense, all equipment, hardware, technology and Direct Licensed Software, and for employing appropriately trained personnel on a timely basis, so as to facilitate the Technology Exchange and the fulfillment of each Party's respective responsibilities and obligations, all in accordance with the Technology Exchange Plans.


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     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         (c) SUPPORTED ENVIRONMENT. Attached as EXHIBIT C are the major items of equipment, hardware, technology, Direct Licensed Software and Sublicensed Software which are necessary to receive and operate the Millennium Exchange Technology as of the Effective Date and which (other than the Sublicensed Software) are to be obtained and/or licensed by Abbott (the "Millennium Supported Environment"). Within [**] of the Effective Date, Abbott shall deliver to Millennium, as EXHIBIT D, the major items of equipment, hardware, technology, Direct Licensed Software and Sublicensed Software as of the Effective Date which are necessary to receive and operate the Abbott Exchange Technology and which (other than the Sublicensed Software) are to be obtained and/or licensed by Millennium (the "Abbott Supported Environment"). Each of the Parties acknowledges that the foregoing exhibits contain valuable know-how of the other Party and that neither Party shall have the right to use the information set forth in such exhibits except as is contemplated by the terms and conditions of this Agreement.

         (d) PRE-IMPLEMENTATION CONSULTATION. Each Party shall have the right to request at any time (including prior to notification under subsection (a), above) a pre-implementation consultation in order to receive guidance on the requirements of the Supported Environment and/or the possibility of configuring and implementing a subset of such Supported Environment which the providing Party believes, in good faith, is, but which the providing Party can guarantee is, sufficient for the operation of the relevant Exchange Technology (a "Minimum Environment"). Any Minimum Environment identified by Abbott with respect to the Abbott Exchange Technology is referred to herein as the "Minimum Abbott Environment" or "an agreed upon Minimum Environment" and any Minimum Environment identified by Millennium with respect to the Millennium Exchange Technology is referred to herein as the "Minimum Millennium Environment" or "an agreed upon Minimum Environment". Each Party acknowledges that selection of a Minimum Environment may be critical to the overall success of the Technology Exchange for the other Party and, therefore, each Party agrees to exert a good faith effort to assist the other Party in this consultation exercise if so requested by the other Party. Each pre-implementation consultation shall occur at the facility of the Party whose Supported Environment is being evaluated. To the extent there is a similar or comparable environment available at the evaluation site for the testing of the proposed Minimum Environment, it will be made available for testing and evaluation of basic functionality. In the event that a recipient Party elects to proceed with the Minimum Environment for one or more components of the Exchange Technology, EXHIBIT C or EXHIBIT D, as applicable, shall be amended and restated to identify the Minimum Environment.

(e) DELIVERY AND INSTALLATION OF EXCHANGE TECHNOLOGY. As part of Technology Exchange Services, each Party shall deliver its Exchange Technology to the other Party in accordance with the timeline set forth in the Technology Exchange Plan for such Exchange Technology. In addition, as part of Technology Exchange Services, each Party delivering Exchange Technology shall use reasonable efforts to install, with the reasonable assistance of the other Party, the Exchange Technology on the Supported Environment or Minimum Environment obtained and configured by the Party receiving the Exchange Technology.

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

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         (f) TRAINING. As part of Technology Exchange Services, each Party shall use reasonable efforts to train the personnel of the other Party in the use of the Exchange Technology and the use of the Third Party Software in conjunction with such Exchange Technology. Such personnel shall have the appropriate technical skill, consistent with generally acceptable industry standards, to be trained in the use of the Exchange Technology. Following the installation of each component or set of components of the Exchange Technology, each Party delivering Exchange Technology shall provide training to the recipient Party at the installation location of the recipient Party.

         (g) TECHNOLOGY, SOFTWARE AND HARDWARE COSTS. The Party receiving Exchange Technology shall be responsible for the costs associated with the acquisition by such Party of all equipment, hardware, technology and Third Party Software including, but not limited to, fees or payments associated with any Sublicensed Software included in such Exchange Technology. A Party receiving Sublicensed Software shall reimburse the other Party for any fees or other payments payable to a Third Party within [**] after invoice by the other Party.

         (h) UPGRADES. The Technology Exchange Services shall include the provision of Upgrades to the Abbott Exchange Technology and Upgrades to the Millennium Exchange Technology during the Upgrade Term (each, an "Upgrade"). Notwithstanding the foregoing, in the event that an Upgrade to a component of Exchange Technology for which the Upgrade Term [**] is required in order to operate an Upgrade to a component of Exchange Technology to which a Party is entitled pursuant to the foregoing sentence, the Party providing the Upgrade shall also provide the Upgrade to the component of Exchange Technology [**]. Significant Upgrades to the Abbott Exchange Technology shall be made available to Millennium within [**] after internal testing of such Upgrades are completed by Abbott. Minor Upgrades to the Abbott Exchange Technology shall be made available to Millennium from time to time, at a frequency recommended by the Joint Technology Team, but in no event [**]. Upgrades to the Millennium Exchange Technology shall be made available to Abbott at substantially the same time as such Upgrades are made available by Millennium to its other then-existing customers of the underlying component of the Millennium Exchange Technology. In the event that any Upgrade includes any Third Party Software, the terms upon which such Third Party Software shall be made available to the other Party (i.e., as Direct Licensed Software or as Sublicensed Software or, if Sublicensed Software, the fees or payments associated with such Sublicensed Software) shall be [**]Software is made available [**] (i.e., [**] may be [**] available), if any, of the underlying component of the Exchange Technology. Prior to making an Upgrade available, the Party furnishing the Upgrade shall notify the other Party of any changes to the Supported Environment or an agreed upon Minimum Environment which are necessary to install, receive and operate the Upgrade as part of the Exchange Technology, such notification to include, without limitation, the items set forth in Sections 3.4(d), (e) and (f). Further, the providing Party shall conduct such installation and training services as the Joint Technology Team determines to be appropriate for the Upgrade, it being understood that [**] in the provision of such installation and training services, the Party [**] shall be entitled to compensation in accordance with subsection (k), below. If a Party elects not to implement such changes, the other Party shall not be obligated to deliver, install or otherwise support the Upgrade.

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

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         (i) SUPPORT. During the Upgrade Term, the transferring Party shall designate a member of its technology transfer staff with appropriate skills (e.g., software support or end-user consulting) to provide telephone support to aid the other Party in resolving performance problems pertaining to the Exchange Technology. Similarly, the Party receiving support shall designate a person who shall be the contact with the other Party on support matters. Each Party acknowledges that there is no obligation for either Party to provide support (i) with respect to any Third Party Software, (ii) any Exchange Technology that is modified by the other Party or (iii) for any components of the Exchange Technology which have been installed by the other Party on an environment other than a Supported Environment or an agreed upon Minimum Environment.

         (j) MAXIMUM SERVICE HOURS. Excepts as otherwise agreed to by the Parties under subsection (k), below, neither Party shall be required to provide more than the following amounts of services under this Section 3.1 and Section 3.5:

------------------------------- ---------------------------- ---------------------------- ----------------------------
Party                           Component                    Type of Service              Maximum Level of Service
------------------------------- ---------------------------- ---------------------------- ----------------------------

Abbott                          [**] (as defined on          [**]                         [**]
                                EXHIBIT A)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Abbott                          [**] (as defined on          [**]                         [**]
                                EXHIBIT A)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Millennium                      [**] (as defined on          [**]                         [**]
                                EXHIBIT B)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Abbott                          [**] (as defined on          [**]                         [**]
                                EXHIBIT A)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Abbott                          [**] (as defined on          [**]                         [**]
                                EXHIBIT A)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Millennium                      [**] (as defined on          [**]                         [**]
                                EXHIBIT B)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Abbott                          [**] (as defined on          [**]                         [**]
                                EXHIBIT A)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Abbott                          [**] (as defined on          [**]                         [**]
                                EXHIBIT A)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Millennium                      [**](as defined on EXHIBIT B)[**]                         [**]
------------------------------- ---------------------------- ---------------------------- ----------------------------

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         (k) ADDITIONAL SERVICES. If either Party desires additional support services, it shall request such services through the Joint Technology Team, and, if so approved by the Joint Technology Team, the other Party shall provide such services [**]

         3.2 GENERAL RESPONSIBILITIES OF JOINT TECHNOLOGY TEAM. The Joint Technology Team shall be responsible for (i) preparing the Technology Exchange Plan for each Exchange Technology, (ii) planning and overseeing the Technology Exchange, (iii) reviewing and approving amendments and updates to the Technology Exchange Plans, and (iv) monitoring compliance by the Parties with their respective obligations under the Technology Exchange Plans, including the accomplishment of key objectives.

         3.3 CONTACT PERSONS. The Parties will designate contact persons to serve as the primary contacts for the coordination, delivery and receipt of the Exchange Technology and Technology Exchange Services.

         3.4 TECHNOLOGY EXCHANGE PLANS. Within [**] following the notification made by a Party under Section 3.1(a) of this Agreement, the Joint Technology Team shall prepare a Technology Exchange Plan setting forth specific tasks and responsibilities relating to the Technology Exchange with respect to such Exchange Technology. Each Technology Exchange Plan shall among other things:

         (a) set forth the Technology Exchange that is to occur during the Exchange Term;

         (b) provide a delivery schedule that, among other things, outlines the timing, order, and logistics for the Technology Exchange activities during the Exchange Term;

         (c) identify the physical location(s) within the United States to which Exchange Technology shall be delivered;

         (d) list the major items of equipment, hardware, technology, Direct Licensed Software and Sublicensed Software, as of the date of Delivery, which are necessary to receive and operate the Exchange Technology and which (other than the Sublicensed Software) are to be obtained and/or licensed by the Party receiving the Exchange Technology;

         (e) identify (based on the recommendation of the Party delivering the Exchange Technology) any action that the Party receiving the Exchange Technology is required to take prior to commencement of the delivery of a component of the Technology Exchange, including, but not limited to, any additional facilities, procedures or personnel necessary to receive and operate such component of the Technology Exchange;

         (f) identify any terms and conditions applicable to the sublicense of Sublicensed Software;

         (g) provide a reasonable and detailed description of the Technology Exchange Services which shall be consistent with the provisions set forth in
Section 3.1; and

         (h) with respect to components of the Exchange Technology, provide a reasonable and detailed description of the objective criteria by which the Joint Technology Team will ascertain when a specific component of Exchange Technology has been delivered (the "Delivery Criteria"), it being understood that to the extent a Party proceeds with installation of a component of Exchange Technology in an agreed upon Minimum Environment, the Delivery Criteria shall be deemed to be met regardless of performance of the Exchange Technology.

         3.5 DELIVERY AND REVIEW TESTING OF EXCHANGE TECHNOLOGY.

         (a) DELIVERY AND TESTING. For the purposes of this Agreement, "Delivery" of a given component of the Exchange Technology shall be met when the Parties agree that the Delivery Criteria for such component have been achieved. The Parties shall test each component of the Exchange Technology as soon as practicable following delivery of such component of the Exchange Technology. Subject to the limitations set forth in Sections 3.1(j) and (k), in the event that any component of the Exchange Technology does not meet the applicable Delivery Criteria, including in a situation in which the Exchange Technology is installed on an agreed upon Minimum Environment, the Parties shall promptly discuss such issue, and shall work in good faith and use reasonable efforts to address any failures. In the event the Parties are unable to correct a failure, or agree on a plan to correct such failure, then such matter will be referred to the Joint Executive Committee for resolution, it being understood that to the extent a Party proceeds with installation of a component of Exchange Technology in an agreed upon Minimum Environment, the other Party cannot, and does not, guarantee the performance of the Exchange Technology.

         (b) Notwithstanding any inability to meet the Delivery Criteria, a Party delivering Exchange Technology shall be deemed to have completed Delivery if (i) the other Party fails to procure and make available for installation the Supported Environment or fails to take any other action identified in the Technology Exchange Plan as necessary to receive and operate the Exchange Technology or (ii) the component performs in a substantially similar manner to the manner in which it performs for the other Party when used under similar conditions.

         3.6 TECHNOLOGY EXCHANGE EXPENSES. Except as expressly set forth herein or as otherwise specifically agreed to in writing by the Parties, each Party shall bear its own expenses incurred in connection with the performance of the Technology Exchange Services.

                                   ARTICLE 4
                     GRANT OF RIGHTS TO EXCHANGE TECHNOLOGY

         4.1 MILLENNIUM LICENSE GRANTS.

         (a) MILLENNIUM EXCHANGE TECHNOLOGY. Subject to the terms and conditions of this Agreement, including the provisions of Section 4.3, Millennium hereby grants to Abbott a non-exclusive, non-royalty bearing and perpetual right and irrevocable license and/or sublicense, as applicable, in the Territory to the Millennium Exchange Technology transferred during the Exchange Term and the related Millennium Exchange Technology Patent Rights and Copyrights to (i) research, develop, make, have made, use and practice process technologies in the Field and (ii) research, develop, make, have made, distribute for sale, sell, offer to sell, use, practice,

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

import and export products and services in the Field, PROVIDED THAT Abbott and its Affiliates shall not have the right to distribute for sale, sell or offer for sale, or sublicense others to distribute for sale, sell or offer for sale, products or services that constitute or comprise, or whose functionality [**], Millennium Exchange Technology. The right to use and practice shall extend to on-site consultants of Abbott and to on-site employees of Third Parties engaged in bona fide collaborations in the Field with Abbott for use in such bona fide collaborations, provided that a purpose of such collaboration is not to provide contract services to a Third Party using the Millennium Exchange Technology.

         (b) SUBLICENSED SOFTWARE. Subject to the terms and conditions of this Agreement, including the provisions of Section 4.3, Millennium hereby grants to Abbott a non-exclusive, non-transferable sublicense in the Territory to each component of Sublicensed Software transferred by Millennium for use in the Field, provided that Abbott, pursuant to Section 3.1(g), has paid to Millennium the appropriate fees for each such sublicense and Abbott complies with any additional requirements of each such sublicense as set forth in the Technology Exchange Plan.

         (c) SUBLICENSES.

                  (i) GENERAL. Except as specifically provided in this subsection (c), the license rights set forth in Sections 4.1(a) and (b) shall not be sublicensable or transferable by Abbott to a Third Party.

                  (ii) AFFILIATES. Abbott may grant a sublicense, and in connection therewith transfer the Millennium Exchange Technology, to any of its Affiliates provided that Abbott remains primarily liable for the performance of this Agreement by any such Affiliate, and any such sublicense is subject to the terms of this Agreement.

                  (iii) INTERNAL COLLABORATIVE USE. Abbott and its Affiliates may use internally the Millennium Exchange Technology for the benefit of a Third Party in a bona fide collaboration in the Field between Abbott and/or its Affiliates and such Third Party, provided that a purpose of such collaboration is not to provide contract services to a Third Party using the Millennium Exchange Technology.

         4.2 ABBOTT LICENSE GRANTS.

         (a) ABBOTT EXCHANGE TECHNOLOGY. Subject to the terms and conditions of this Agreement, including the provisions of Section 4.3, Abbott hereby grants to Millennium a non-exclusive, non-royalty bearing and perpetual right and irrevocable license and/or sublicense, as applicable, in the Territory to the Abbott Exchange Technology transferred during the Exchange Term and the related Abbott Exchange Technology Patent Rights and Copyrights to (i) research, develop, make, have made, use and practice process technologies in the Field and
(ii) research, develop, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products and services in the Field, PROVIDED THAT Millennium and its Affiliates shall not have the

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

right to distribute for sale, sell or offer for sale, or sublicense others to distribute for sale, sell or offer for sale, products or services that constitute or comprise, or whose functionality is [**], Abbott Exchange Technology, and FURTHER PROVIDED THAT, notwithstanding the last sentence of
Section 1.30, the foregoing license shall include the right to use the Product Technology included within the Abbott Exchange Technology (i.e., the [**] by Abbott specifically for screening [**] as Product Technology. The right to use and practice shall extend to on-site consultants of Millennium and to on-site employees of Third Parties engaged in bona fide collaborations in the Field with Millennium for use in such bona fide collaborations, provided that a purpose of such collaboration is not to provide contract services to a Third Party using the Abbott Exchange Technology.

         (b) SUBLICENSED SOFTWARE. Subject to the terms and conditions of this Agreement, including the provisions of Section 4.3, Abbott hereby grants to Millennium a non-exclusive, non-transferable sublicense in the Territory to each component of Sublicensed Software transferred by Abbott for use in the Field, PROVIDED THAT Millennium, pursuant to Section 3.1(g), has paid to Abbott the appropriate fees for each such sublicense and Millennium complies with any additional requirements of each such sublicense as set forth in the Technology Exchange Plan.

         (c) SUBLICENSES.

                  (i) GENERAL. Except as specifically provided in this subsection (c), the license rights set forth in Sections 4.2(a) and (b) shall not be sublicensable or transferable by Millennium to a Third Party.

                  (ii) AFFILIATES. Millennium may grant a sublicense, and in connection therewith transfer the Abbott Exchange Technology, to any of its Affiliates provided that Millennium remains primarily liable for the performance of this Agreement by any such Affiliate, and any such sublicense is subject to the terms of this Agreement.

                  (iii) INTERNAL COLLABORATIVE USE. Millennium and its Affiliates may use internally the Abbott Exchange Technology for the benefit of a Third Party in a bona fide collaboration in the Field between Millennium and/or its Affiliates and such Third Party, provided that a purpose of such collaboration is not to provide contract services to a Third Party using the Abbott Exchange Technology.

         4.3 SPECIAL PROVISIONS RELATING TO SOFTWARE.

         (a) GENERAL. The licenses granted in Sections 4.1(a) and 4.2(a) with respect to the software components of the Exchange Technology shall be limited to (i) the right to use, copy and internally distribute the software components of the Exchange Technology, and (ii) the right to modify, enhance, prepare derivative works and support internal use of the software components of the Exchange Technology.

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         (b) ACCESS TO SOURCE CODE. Each Party shall be entitled to receive during the Exchange Term and any Upgrade Term, [**] (the "Source Code"). Upon release of the Source Code to a Source Code Recipient, the other Party hereby grants to such Source Code Recipient a non-exclusive, non-transferable, right and license and/or sublicense, as applicable, in the Territory to such Source Code, to modify, enhance, prepare derivative works and support internal use by such Source Code Recipient of such Source Code, PROVIDED THAT under no circumstances shall such license grant be interpreted as granting such Source Code Recipient the right to sublicense, transfer, distribute, or otherwise make available to a Third Party such Source Code. Any such modification, enhancement, preparation of derivative works, or internal support of Source Code for such Source Code Recipient may be performed by independent contractors of such Source Code Recipient, PROVIDED THAT each such independent contractor agrees in writing to be bound by the same level of confidentiality as the Parties, and in particular the restrictions in Section 4.3(c), prior to having any access to the Source Code, and all such efforts are conducted at the facilities of such Source Code Recipient.

         (c) RESTRICTIONS ON SOURCE CODE. In addition to the confidentiality provisions set forth in Article VIII, Source Code shall be subject to the following restrictions:

                  (i) Such Source Code shall be stored on no more than [**] client servers at the facilities of each Party for [**] years after such Source Code is released and no more than [**] client servers thereafter (the "Authorized Servers").

                  (ii) Such Source Code shall be stored in files on each such Authorized Server which are password protected and which can be accessed only by authorized people having a need to access such Source Code for the purpose of exercising each Party's rights under this Agreement, and for which a log of all authorized users and their dates of access are kept.

                  (iii) The type and serial number of each Authorized Server shall be provided to the other Party reasonably promptly after installation on such Authorized Server; provided, however, that such Source Code may be relocated at any time in each Party's sole discretion without the consent of the other Party. Each Party shall, however, notify the other Party of the new location.

                  (iv) The media on which the Source Code is delivered shall be kept in a locked storage location when not in use.

                  (v) Once any Source Code has been released to a Source Code Recipient, such Source Code Recipient shall not distribute to a Third Party any software which provides functions substantially similar thereto, unless such software is developed by employees or independent contractors of such Source Code Recipient, who have not accessed the Source Code.

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                  (vi) In order to establish independent development under clause (v), each Party shall maintain access logs recording the names and dates of access to Source Code. Each Party shall also keep development records for any other software it develops that provides functions substantially similar to any released Source Code or applications which incorporate such Source Code including dates of development of each module and the names of the people working on such module.

No more than once a year, upon reasonable notice and during business hours, a Party shall have a right to inspect the facilities of the Source Code Recipient at which the Authorized Servers reside, and review the access logs and development records for such software, to make sure that the Source Code Recipient has complied with the terms of this Section 4.3(c). The restrictions set forth in the foregoing subsections (ii), (iv) and (v) shall be perpetual while the restrictions set forth in the foregoing subsections (iii) and (vi) shall expire [**] years after such Source Code is released to a Source Code Recipient.

                                   ARTICLE 5
                             TECHNOLOGY DEVELOPMENT

         5.1 TECHNOLOGY DEVELOPMENT. During the Development Term, Abbott and Millennium will each use reasonable efforts to undertake and effect the [**] project identified in the Technology Development Plan (the "Development Project").

         5.2 GENERAL RESPONSIBILITIES OF THE JOINT TECHNOLOGY TEAM. The Joint Technology Team shall be responsible for (a) preparing the Technology Development Plan, (b) planning and overseeing the Technology Development, (c) reviewing and approving amendments and updates to the Technology Development Plan, (d) monitoring compliance by the Parties with their respective activities and obligations under the Technology Development Plan, (e) assessing whether specified development benchmarks and specifications have been satisfied, (f) ensuring the timely transfer by the Parties of Background Technology and Development Program Technology, including materials, processes and data, required for implementation of the Technology Development Plan, and (g) ensuring the timely transfer by the Parties of the Deliverables.

         5.3 PROGRAM DIRECTORS. Each Party shall appoint one of its designees on the Joint Technology Team to serve as a program director with responsibility for overseeing the day-to-day activities of the Parties relating to Technology Development. The program directors shall, as appropriate, appoint one or more project teams for each Development Project to facilitate the Technology Development.

         5.4 TECHNOLOGY DEVELOPMENT PLAN. EXHIBIT E sets forth a preliminary Technology Development Plan. Within [**] of the Effective Date (or such other period as is agreed to by the Joint Technology Team), the Joint Technology Team shall prepare a definitive Technology Development Plan which shall then be binding on the Parties. The Joint Technology Team shall be responsible for the preparation of any amendments to the Technology Development Plan, with the understanding that any material modification to the Technology Development Plan, including, without limitation, any modification to a Deliverable, shall require the approval of the two senior officers of the Parties on the Joint Technology Team. The Technology Development Plan, and any modification to the Technology Development Plan, shall, among other things:

         (a) set forth which technology development tasks shall be undertaken or continued for the Development Project during the Development Term;

         (b) identify the co-development deliverables to be licensed by each Party to the other Party upon the conclusion of the Development Project (the "Deliverables") and the procedures and logistics for the transfer of such Deliverables to the other Party;

         (c) identify the development benchmarks and specifications for the Development Project for the Development Term;

         (d) identify the Background Technology and Development Program Technology expected to be utilized by the Parties in the Development Project, as well as any fees, restrictions or obligations placed upon such Background Technology or Development Program Technology by Third Parties, and, if applicable, the procedures and logistics for the transfer of a Party's Background Technology and Development Program Technology to the other Party; PROVIDED THAT notwithstanding the provisions of Article 10, both Parties shall be required to approve the use of any Background Technology in the performance of the Technology Development activities or the incorporation of any Background Technology or Development Program Technology in any Deliverables.

         5.5 DEVELOPMENT RESOURCES AND EXPENSES. Each Party shall devote approximately equal resources (e.g, total expenses calculated on numbers of full time equivalent employees and Third Party expenses) to the Development Project. Each Party shall bear its own expenses incurred in connection with the Development Project, unless otherwise specifically agreed upon in writing by the Parties. All of such resources and expenses shall be identified in the Technology Development Plan.

                                   ARTICLE 6
                   GRANTS OF RIGHTS TO DEVELOPMENT TECHNOLOGY


         6.1 GRANTS OF LICENSES.

         (a) MILLENNIUM LICENSE GRANTS.

                  (i) RESEARCH LICENSE DURING THE DEVELOPMENT TERM. Subject to the terms and conditions of this Agreement, Millennium hereby grants to Abbott during the Development Term, a non-exclusive and non-royalty bearing license and/or sublicense, as applicable, in the Territory to the Millennium Background Technology, Millennium Background Technology Patent Rights and Copyrights, Millennium Development Program Technology and Millennium Development Program Technology Patent Rights and Copyrights for the sole and exclusive purpose of performing Technology Development activities pursuant to the Technology Development Plan. To the extent that

         Millennium Background Technology or Millennium Development Program Technology encompasses Product-Process Tool Technology, the license granted in this subsection (i) with respect to such Product-Process Tool Technology shall be subject to the further provisions of subsection (iii).

                  (ii) POST-DEVELOPMENT LICENSE. Subject to the terms and conditions of this Agreement, Millennium hereby grants to Abbott a non-exclusive, non-royalty bearing and perpetual right and irrevocable license and/or sublicense, as applicable, in the Territory to use the Deliverables (and, to the extent embodied therein or employed by virtue of the use thereof, to use the Millennium Background Technology and the Millennium Development Program Technology in conjunction with the Deliverables and, to the extent covered thereby or practiced by virtue of the use thereof, to practice the Millennium Background Technology Patent Rights and Copyrights and the Millennium Development Program Technology Patent Rights and Copyrights in conjunction with the Deliverables) in order to research, develop, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products and services, PROVIDED THAT Abbott shall not have the right to distribute for sale, sell or offer for sale, or sublicense others to distribute for sale, sell or offer for sale, products and services that constitute or comprise, or whose functionality is significantly based upon, the Deliverables. To the extent that the Deliverables encompass Product-Process Tool Technology, the license granted in this subsection (ii) with respect to such Product-Process Tool Technology shall be subject to the further provisions of subsection (iii).

                  (iii) LIMITATIONS ON LICENSES TO PRODUCT-PROCESS TOOL TECHNOLOGY. To the extent that the licenses set forth in subsections
         (i) or (ii) relate to Product-Process Tool Technology, such licenses shall be subject to the further limitation that Abbott is licensed to use such Product-Process Tool Technology solely for the development, operation, verification or calibration of the Deliverables. For purposes of clarity, Abbott shall not have the right to use such Product-Process Tool Technology as Product Technology.

                  (iv)     SUBLICENSES.

                           (A) GENERAL. Except as specifically provided in this
                  subsection (iv), the license/sublicense rights set forth in
                  Section 6.1(a)(i) and (ii) shall not be sublicensable or transferable by Abbott to a Third Party.

                           (B) SUBLICENSE RIGHT TO THIRD PARTY COLLABORATORS.
                  Under the license granted in Section 6.1(a)(ii), Abbott may grant a sublicense to, and/or transfer, the Deliverables to a Third Party only if all of the following conditions are satisfied:

                                    (1) such Third Party is engaged in a bona
                           fide collaboration with Abbott or any of its Affiliates;

                                    (2) such Third Party does not have a primary
                           business focus of providing Process Technology to Third Parties or providing services and/or data relating to the identification and characterization of genetic materials, proteins and small molecules to Third Parties;

                                    (3) such sublicense and/or transfer shall
                           include only the minimum amount of technology reasonably required to meet the purposes of the collaboration with such Third Party;

                                    (4) the sublicense and/or transfer is
                           limited to the use of the sublicensed/transferred Deliverables in the course of the bona fide collaboration referenced in subsection (1);

                                    (5) the sublicense and/or transfer does not
                           include any source code; and

                                    (6) the sublicense and/or transfer agreement
                           requires the Third Party to comply with provisions comparable to those set forth in Sections 6.1 and
                           12.7 and Article VIII, and shall also include provisions that prohibit the reverse engineering, decompiling, disassembling, or creating derivative works, of any software provided as part of a Deliverable.

                           (C) NOTICE OF SUBLICENSEES. Abbott shall provide
                  notice to Millennium regarding each sublicense granted and/or transfer made pursuant to the provisions of subsection (B), including the identity of the sublicensee/transferee and the scope of the sublicense/transfer.

         (b) ABBOTT LICENSE GRANTS.

                  (i) RESEARCH LICENSE DURING THE DEVELOPMENT TERM. Subject to the terms and conditions of this Agreement, Abbott hereby grants to Millennium during the Development Term, a non-exclusive and non-royalty bearing license and/or sublicense, as applicable, in the Territory to the Abbott Background Technology, Abbott Background Technology Patent Rights and Copyrights, Abbott Development Program Technology and Abbott Development Program Technology Patent Rights and Copyrights for the sole and exclusive purpose of performing Technology Development activities pursuant to the Technology Development Plan in the Field. To the extent that the Abbott Background Technology or Abbott Development Program Technology encompasses Product-Process Tool Technology, the license granted in this subsection (i) with respect to such Product-Process Tool Technology shall be subject to the further provisions of subsection (iii).

                  (ii) POST-DEVELOPMENT LICENSE. Subject to the terms and conditions of this Agreement, Abbott hereby grants to Millennium a non-exclusive, non-royalty bearing and perpetual right and irrevocable license and/or sublicense, as applicable, in the Territory, with the unrestricted right to grant sublicenses upon the occurrence of the condition precedent set forth in subsection (iv), below, to use the Deliverables (and, to the extent embodied therein or employed by virtue of the use thereof, to use the Abbott Background Technology and the Abbott Development Program Technology in conjunction with the Deliverables and, to the extent covered thereby or practiced by virtue of the use thereof, to practice the Abbott Background Technology Patent Rights and Copyrights and the Abbott Development Program Technology Patent Rights and Copyrights in conjunction with the Deliverables) in order to research, develop, make,

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         have made, distribute for sale, sell, offer to sell, use, practice, import and export products and services. To the extent that the Deliverables encompasses Product-Process Tool Technology, the license granted in this subsection (ii) with respect to such Product-Process Tool Technology shall be subject to the further provisions of subsection (iii).

                  (iii) LIMITATIONS ON LICENSES TO PRODUCT-PROCESS TOOL TECHNOLOGY. To the extent that the licenses set forth in subsections
         (i) or (ii) relate to Product-Process Tool Technology, such licenses shall be subject to the further limitation that Millennium is licensed to use such Product-Process Tool Technology solely for the development, operation, verification or calibration of the Deliverables. For purposes of clarity, Millennium shall not have the right to use such Product-Process Tool Technology as Product Technology.

                  (iv) CONDITION PRECEDENT TO RIGHT TO SUBLICENSE. Prior to the condition precedent set forth in this subsection (iv) being met, Millennium shall have the same sublicensing rights as are set forth in
         Section 6.1(b)(iv) for Abbott. Thereafter, the right to sublicense provided for in subsection (ii), above, shall become effective upon the availability of [**] of the Millennium Exchange Technology described in EXHIBIT B (i.e., [**]), in the manner and as further described in EXHIBIT B, and regardless of whether such component, or any or all portions thereof, is internally developed by Millennium or is acquired from Third Parties and, if any or all portions thereof are acquired from Third Parties, regardless of the cost of the required Direct Licensed Software and/or the fees and terms and conditions associated with the Sublicensed Software. The foregoing condition precedent shall not, however, be deemed to have been met if both (a) the component provided by Millennium is available free of charge in the public domain and (b) the component provided by Millennium [**] available free of charge in the public domain).

                                   ARTICLE 7
         INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

         7.1 OWNERSHIP. The Parties agree to protect, maintain and enforce any Intellectual Property in accordance with the terms set forth in this Article VII.

         (a) "INVENTIONS" shall mean all proprietary, non-public technology, including, without limitation, processes, techniques, formulas, equipment designs, know-how, trade secrets, discoveries, practices, inventions, technology, designs, works of authorship, instructions, and other intellectual property, patentable or otherwise, tangible or intangible that are developed, made, conceived, reduced to practice or generated during the course of performance of activities pursuant to this Agreement.

         (b) SOLE INVENTIONS. Abbott shall solely own all Inventions developed, made, conceived, reduced to practice or generated solely by its employees, agents or other persons acting under its authority (or any of their respective Affiliates) and Millennium shall solely own

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

all Inventions developed, made, conceived, reduced to practice or generated solely by its employees, agents or other persons acting under its authority (or any of their respective Affiliates). Abbott agrees not to utilize any sole Invention pertaining to Millennium Exchange Technology in the Prohibited Field.

         (c) JOINT INVENTIONS. All Inventions developed, made, conceived, reduced to practice or generated jointly by employees, agents or other persons acting under the authority of each Party (or any of their respective Affiliates) ("Joint Inventions") shall be jointly owned by Abbott and Millennium. Each of the Parties shall be free to exploit any Joint Inventions within the Territory without payment of any additional compensation to the other Party. Abbott agrees not to utilize any Joint Invention pertaining to Millennium Exchange Technology in the Prohibited Field.

         (d) INVENTORSHIP. Inventorship for patentable inventions conceived and/or or reduced to practice during the course of the performance of activities pursuant to this Agreement shall be determined in accordance with United States patent laws for determining inventorship. In the event of a dispute regarding inventorship, if the Parties are unable to resolve such inventorship dispute, in lieu of the requirements set forth in Article 10, the Joint Executive Committee shall establish a procedure to resolve such dispute, which may include engaging a Third Party patent attorney selected by the Parties to resolve such dispute, which resolution by such patent attorney shall be binding on the Parties.

         (e) UNBLOCKING LICENSE TO MILLENNIUM INVENTIONS PERTAINING TO ABBOTT EXCHANGE TECHNOLOGY. Millennium hereby grants to Abbott a non-exclusive, non-royalty bearing and perpetual right and irrevocable license and/or sublicense, as applicable, in the Territory under Millennium Inventions relating specifically to Abbott Exchange Technology in order to research, develop, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products and services in the Field. Until the [**] anniversary of the receipt of a component of the Abbott Exchange Technology, Millennium shall [**] of this Agreement. Except as set forth in the foregoing sentence, Millennium shall not be obligated pursuant to this subsection (e) to disclose or transfer any such Millennium Inventions to Abbott.

         (f) UNBLOCKING LICENSE TO ABBOTT INVENTIONS PERTAINING TO MILLENNIUM EXCHANGE TECHNOLOGY. Abbott hereby grants to Millennium a non-exclusive, non-royalty bearing and perpetual right and irrevocable license and/or sublicense, as applicable, in the Territory under Abbott Inventions relating specifically to Millennium Exchange Technology in order to research, develop, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products and services in the Field. Until the [**] anniversary of the receipt of a component of the Millennium Exchange Technology, Abbott shall [**] of this Agreement. Except as set forth in the foregoing sentence, Abbott shall not be obligated pursuant to this subsection (f) to disclose or transfer such Abbott Inventions to Millennium.

         7.2 PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

         (a) MILLENNIUM SOLE INVENTIONS, JOINT INVENTIONS PERTAINING TO DEVELOPMENT PROGRAM TECHNOLOGY AND JOINT INVENTIONS PERTAINING TO MILLENNIUM TECHNOLOGY. Millennium shall have the exclusive right and option, but not the obligation, to file and prosecute any patent applications and maintain any patents that cover Inventions solely owned by Millennium (at its sole expense), Joint Inventions pertaining to Development Program Technology, and Joint Inventions pertaining to Millennium Technology. With respect to Joint Inventions pertaining to Development Program Technology and Millennium Technology, upon the request of Abbott, Millennium agrees to consult with Abbott upon a course of action as to the nature of protection sought for such Joint Inventions and strategies for filing, prosecution and maintenance of patents and patent applications for such Joint Inventions, and shall keep Abbott reasonably informed with regard to such activities. All expenses associated with the filing, prosecution and maintenance of patents and patent applications covering such Joint Inventions shall be shared equally by the Parties unless the Parties agree otherwise in writing.

         (b) ABBOTT SOLE INVENTIONS AND JOINT INVENTIONS PERTAINING TO ABBOTT TECHNOLOGY. Abbott shall have the exclusive right and option, but not the obligation, to file and prosecute any patent applications and maintain any patents that cover Inventions solely owned by Abbott (at its sole expense) or Joint Inventions pertaining to Abbott Technology. With respect to Joint Inventions pertaining to Abbott Technology, upon the request of Millennium, Abbott agrees to consult with Millennium upon a course of action as to the nature of protection sought for such Joint Inventions and strategies for filing, prosecution and maintenance of patents and patent applications for such Joint Inventions, and shall keep Millennium reasonably informed with regard to such activities. All expenses associated with the filing, prosecution and maintenance of patents and patent applications covering such Joint Inventions shall be shared equally by the Parties unless the Parties agree otherwise in writing.

         7.3 COOPERATION. Each Party hereby agrees to (a) make available to the other Party (or to the other Party's authorized attorneys, agents or representatives), its employees, agents or consultants to the extent reasonably necessary to enable the appropriate Party to file and prosecute patent applications and maintain resulting patents that cover Joint Inventions, and (b) cooperate, if necessary and appropriate, with the other Party in gaining patent term extensions wherever applicable to Patent Rights that cover Joint Inventions, (c) to endeavor in good faith to coordinate its efforts with the other Party to minimize or avoid interference with Patent Rights of such other Party, (d) cooperate, if necessary and appropriate, with the other Party in the preparation and filing of any copyright registrations.

         7.4 THIRD PARTY INFRINGEMENT.

         (a) During the term of this Agreement, after either Party becomes aware of the reasonable probability of an alleged infringement by a Third Party of Abbott Development Program Technology Patent Rights and Copyrights, Abbott Exchange Technology Patent Rights and Copyrights, Millennium Development Program Technology Patent Rights and Copyrights, or Millennium Exchange Technology Patent Rights and Copyrights, such Party shall use reasonable efforts to provide written notice to the other Party regarding such infringement. Any such notice shall include reasonable evidence to support an allegation of infringement by such Third Party.

         (b) Millennium or Abbott (or their respective licensors) shall have the exclusive right, but not the obligation, to institute an infringement suit or take other appropriate action that it believes is reasonably required to protect its proprietary position in its solely-owned patent rights or copyrights.

         (c) With respect to Joint Inventions, the Parties shall mutually agree whether or not to institute an infringement suit or take other appropriate action to protect their proprietary position in such Joint Inventions.

         7.5 CLAIMED INFRINGEMENT.Promptly after becoming aware of the reasonable probability of a Third Party claim that the Exchange Technology or any Development Program Technology infringes such Third Party's intellectual property rights, the Party having notice of such claimed infringement shall provide written notice to the other Party regarding such claimed infringement, and the Parties shall meet to discuss an appropriate course of action. Each Party shall be responsible for its own costs incurred in connection with any such claimed infringement.

                                   ARTICLE 8
                                 CONFIDENTIALITY

         8.1 CONFIDENTIAL INFORMATION. All Confidential Information disclosed by a Party or its Affiliates to the other Party during the term of this Agreement shall not be used by the receiving Party or its Affiliates except in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the receiving Party and its Affiliates, and shall not otherwise be disclosed by the receiving Party or its Affiliates to any Third Party who is not an Affiliate or consultant of or an advisor to, the receiving Party, without the prior written consent of the disclosing Party, except to the extent that the Confidential Information: (a) was known or used by the receiving Party or its Affiliates prior to its date of disclosure to the receiving Party as demonstrated by legally admissible evidence available to the receiving Party or its Affiliates; (b) either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party or its Affiliates by sources other than the disclosing Party rightfully in possession of the Confidential Information and not bound by confidentiality obligations to the disclosing Party; (c) either before or after the date of the disclosure to the receiving Party or its Affiliates becomes published or generally known to the public through no fault or omission on the part of the receiving Party or its Affiliates; or (d) is independently developed by or for the receiving Party or its Affiliates without reference to or reliance upon the Confidential Information as demonstrated by competent written records. In addition, the provisions of this Section 8.1 shall not preclude the receiving Party or its Affiliates from disclosing Confidential Information to the extent such Confidential Information is required to be disclosed by the receiving Party or its Affiliates to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations or judicial or administrative decrees or orders, PROVIDED THAT the receiving Party provides prior written notice of such disclosure to the disclosing Party, provides the disclosing Party, to the extent possible, with sufficient time and opportunity to obtain a protective order for such Confidential Information and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure. Specific information shall not be deemed to be within any of the foregoing exclusions merely because it is embraced by more general information falling within these exclusions.

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         8.2 EMPLOYEE AND ADVISOR OBLIGATIONS. Millennium and Abbott each agree that they shall provide Confidential Information received from the other Party only to their respective employees, consultants and advisors, and to the employees, consultants and advisors of such Party's Affiliates, who have a need to know such Confidential Information to assist such Party in fulfilling its obligations under this Agreement provided that such employees, consultants and advisors agree to treat such information and materials as confidential.

         8.3 TERM. All obligations of confidentiality imposed under this Article VIII shall expire [**] following termination or expiration of this Agreement, PROVIDED THAT (a) obligations of confidentiality relating to source code licensed/sublicensed pursuant to Section 4.3 shall continue in effect indefinitely and (b) in no event shall the expiration of the obligation to maintain the confidentiality of the relevant Confidential Information be used to circumvent the sublicensing restrictions of Sections 4.1(c), 4.2(c) or 6.1(a)(iv).

                                   ARTICLE 9
                                   TERMINATION

         9.1 TERMINATION OF TECHNOLOGY EXCHANGE FOR BREACH. Upon a material breach of the Technology Exchange provisions of this Agreement by a Party (the "Breaching Party"), the other Party (the "Non-Breaching Party") may provide written notice (a "Breach Notice") to the Breaching Party specifying the material breach. If the Parties dispute whether the Party has materially breached the Technology Exchange provisions of this Agreement, the matter shall be referred to ADR under Section 10.5. If (i) the Breaching Party fails to cure such material breach during the [**] period (or, if such material breach by its nature is a curable breach that is not curable within the [**] period, such longer period as would be reasonably necessary for a diligent party to cure such material breach) following the date on which the Breach Notice is provided, or
(ii) such material breach by its nature is incurable, then the Technology Exchange provisions shall terminate, PROVIDED THAT if there is a dispute as to whether a material breach has been cured or is incurable, such matter shall be referred to ADR and termination shall be stayed pending resolution of such ADR proceedings. The Parties will use reasonable efforts to work together to cure any breach under this Section 9.1.

         9.2 RIGHTS UPON TERMINATION OF TECHNOLOGY EXCHANGE. Upon termination of the Technology Exchange provisions of this Agreement pursuant to Section 9.1:

         (a) All Technology Exchange activities shall cease;

         (b) The licenses granted under Article IV and VII to the Non-Breaching Party in the event of a termination for breach pursuant to Section 9.1 shall survive;

         (c) The licenses granted under Article IV and VII to the Breaching Party in the event of a termination for breach pursuant to Section 9.1 shall not survive;

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         (d) Except as provided in subsection (c), above, the rights and obligations with respect to the ownership of intellectual property pertaining to Technology Exchange shall survive as set forth in Article VII;

         (e) The obligations regarding confidentiality shall survive as set forth in Article VIII;

         (f) The Parties' obligations of defense and indemnity shall survive in full force and effect for an unlimited period; and

         (g) Any cause of action or claim of either Party shall survive.

         9.3 TERMINATION OF TECHNOLOGY DEVELOPMENT FOR BREACH. Upon a material breach of the Technology Development provisions of this Agreement by a Party (the "Breaching Party"), the other Party (the "Non-Breaching Party") may provide written notice (a "Breach Notice") to the Breaching Party specifying the material breach. If the Parties dispute whether the Party has materially breached the Technology Development provisions of this Agreement, the matter shall be referred to ADR under Section 10.5. If (i) the Breaching Party fails to cure such material breach during the [**] period (or, if such material breach by its nature is a curable breach that is not curable within the [**] period, such longer period as would be reasonably necessary for a diligent party to cure such material breach) following the date on which the Breach Notice is provided, or
(ii) such material breach by its nature is incurable, then the Technology Development provisions shall terminate, PROVIDED THAT if there is a dispute as to whether a material breach has been cured or is incurable, such matter shall be referred to ADR and termination shall be stayed pending resolution of such ADR proceedings. The Parties will use reasonable efforts to work together to cure any breach under this Section 9.3.

         9.4 RIGHTS UPON TERMINATION OF TECHNOLOGY DEVELOPMENT. Upon termination of the Technology Development provisions of this Agreement pursuant to Section 9.3:

         (a) All Technology Development activities shall cease;

         (b) The licenses granted under Article VI to the Non-Breaching Party in the event of a termination for breach pursuant to Section 9.3 shall survive;

         (c) The licenses granted under Article VI to the Breaching Party in the event of a termination for breach pursuant to Section 9.3 shall not survive;

         (d) The rights and obligations with respect to the ownership of intellectual property pertaining to Technology Development shall survive as set forth in Article VII;

         (e) The obligations regarding confidentiality shall survive as set forth in Article VIII;

         (f) The Parties' obligations of defense and indemnity shall survive in full force and effect for an unlimited period;

         (g)  Any cause of action or claim of either Party shall survive.

                                   ARTICLE 10
                               DISPUTE RESOLUTION

         10.1 JOINT EXECUTIVE COMMITTEE.

         (a) In accordance with the Metabolic Agreement and this Agreement, as soon as practicable after the Effective Date, Abbott and Millennium shall establish a Joint Executive Committee comprised of three (3) senior executives of Abbott and three (3) senior executives of Millennium. Each Party may change any one or more of its representatives to the Joint Executive Committee at any time upon written notice to the other Party.

         (b) The Joint Executive Committee shall meet at such times as they deem necessary or desirable during the term of this Agreement to (i) review the efforts of the Parties in the conduct of the Technology Exchange and Technology Development activities and (ii) attempt to resolve any disputes relating to this Agreement that are referred to the Joint Executive Committee by the Joint Technology Team or by either of the Parties.

         (c) Perform such other tasks and undertake such other responsibilities as may be set forth in this Agreement.

         (d) The location of such meetings of the Joint Executive Committee shall be as agreed by the Parties. The Joint Executive Committee may also meet by means of a telephone conference call or by videoconference.

         (e) Each Party may change any one or more of its representatives to the Joint Executive Committee at any time upon written notice to the other Party.

         (f) Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the Joint Executive Committee. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent representative, and such alternate shall have full voting power at such meeting.

         (g) In addition, each Party may, at its discretion, invite non-voting employees, and, with the consent of the other Party, consultants or scientific advisors, to attend meetings of the Joint Executive Committee.

         (h) Decisions of the Joint Executive Committee shall be made by unanimous consent of Abbott and Millennium, with each Party having one vote. Either Party may convene a special meeting of the Joint Executive Committee for the purpose of resolving disputes.

         10.2 REFERRAL OF UNRESOLVED MATTERS TO JOINT EXECUTIVE COMMITTEE. If the Joint Technology Team is unable to reach a decision on any matter within the scope of its responsibilities within thirty (30) days after such matter is first considered by it, either Party may refer such unresolved matter to the Joint Executive Committee for consideration and resolution. Notwithstanding the foregoing, unresolved matters pertaining to intellectual property matters shall be governed by Article VII. In such event, a meeting of the Joint Executive Committee shall be convened as soon as practicable in order to consider and resolve the unresolved matter. Any determination by the Joint Executive Committee shall be final and binding upon the Parties.

         10.3 REFERRAL OF UNRESOLVED MATTERS TO EXECUTIVE OFFICERS. If the Joint Executive Committee is unable to resolve any matter referred to it under Section
10.2 within thirty (30) days after the matter is referred to it, the matter shall be referred to the Executive Officers to be resolved by negotiation in good faith as soon as is practicable but in no event later than thirty (30) days after referral. Such resolution, if any, of a referred issue by the Executive Officers shall be final and binding on the Parties.

         10.4 INDEPENDENT EXPERTS. Each Executive Officer shall have the right to engage the services of any number of independent experts in the field in question (the individual(s) so engaged by each Executive Officer to be engaged under obligations of confidentiality) to assist the Executive Officer in making a determination on the unresolved matter, and each Executive Officer shall be obligated to consider in good faith the analyses and opinions of any such independent experts engaged by either of them in making a determination.

         10.5 ALTERNATE DISPUTE RESOLUTION. If the matter has not been resolved by the Executive Officers within thirty (30) days of referral in accordance with
Section 10.3, or if the Executive Officers fail to meet within such thirty (30) days, either Party may initiate binding alternative dispute resolution ("ADR") in accordance with the terms set forth on Schedule I. Unless otherwise mutually agreed upon by the Parties, the ADR proceedings shall be conducted at the location chosen by the Party not originally requesting the resolution of the dispute. Each Party shall have the right, at its own expense, to be represented by counsel in such a proceeding. Each Party shall have the right to enforce a judgment or ruling entered in the ADR proceeding in a court of competent jurisdiction (including, without limitation, a judgment for specific performance or injunctive relief).

                                   ARTICLE 11
                         REPRESENTATIONS AND WARRANTIES

         11.1 REPRESENTATION OF AUTHORITY; CONSENTS. Millennium and Abbott each represents and warrants to the other Party that it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement; it has the right to grant to the other Party the licenses and sublicenses granted pursuant to this Agreement; this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms, and all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such Party as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been and shall be obtained by the Effective Date.

         11.2 NO CONFLICT. Each Party represents to the other Party that, notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate such Party's corporate charter and bylaws or any requirement of applicable laws of regulations existing as of the Effective Date and (b) do not and will not conflict with, violate or breach or constitute a default under any material contractual obligation of such Party existing as of the Effective Date.

         11.3 EMPLOYEE AND CONSULTANT OBLIGATIONS. Each Party represents and warrants that, unless prohibited by, or inconsistent with, applicable laws, all of its employees, officers, consultants, and advisors that are supporting the performance of such Party's obligations under this Agreement shall have executed agreements or have existing obligations under law requiring assignment to such Party of all inventions made during the course of and as the result of their association with such Party and obligating the individual to maintain as confidential such Party's Confidential Information as well as confidential information of the other Party or any Third Party which such Party may receive, to the extent required to support such Party's obligations under this Agreement.

         11.4 INTELLECTUAL PROPERTY. Each Party represents and warrants to the other that as of the Effective Date:

         (a) it is not aware of any claim made against it asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any of its intellectual property which is the subject of this Agreement (the "Intellectual Property") or challenging its right to use or ownership of any of the Intellectual Property or making any adverse claim of ownership thereof;

         (b) there is not any pending or, to its knowledge, threatened claim or litigation or, to the knowledge of such Party, written claim or demand of any Third Party has been received, which alleges that its activities to date relating to the Intellectual Property have violated, or by conducting its business as currently proposed to be conducted hereunder would violate, the intellectual property rights of any Third Party; and,

         (c) it is not aware of any default or claim of default by it or by any Third Party relating to any license agreement with any Third Party which has a material adverse effect on the licenses granted the other Party to this Agreement.

         11.5 KNOWLEDGE OF PENDING OR THREATENED LITIGATION. Each Party represents and warrants to the other Party that there is no claim, investigation, suit, action or proceeding pending or, to the knowledge of such Party, expressly threatened, against such Party before or by any governmental entity or arbitrator that, individually or in the aggregate, could reasonably be expected to (i) materially impair the ability of such Party to perform any obligation under this Agreement or (ii) prevent or materially delay or alter the consummation of any or all of the transactions contemplated hereby.

         11.6 DISCLAIMER OF WARRANTY. Nothing in this Agreement shall be construed as a representation made or warranty given by either Party that any patents will issue based on pending applications or that any such pending applications or patents issued thereon will be valid or that any software will be operated without interruption or will be error-free. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES, AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY THAT SUCH PARTY'S PROCESS TECHNOLOGY DOES NOT INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

         12.1 PRODUCT LIABILITY INDEMNIFICATION.

         (a) ABBOTT. Abbott agrees to defend Millennium and its Affiliates, at Abbott's cost and expense, and will indemnify and hold Millennium and its Affiliates and their respective directors, officers, employees and agents (the "Millennium Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim relating to (i) any breach by Abbott of any of its representations, warranties or obligations pursuant to this Agreement, or (ii) any personal injury resulting from the development, manufacture, use, sale or other disposition of any product or service offered by Abbott and/or its Affiliates or licensees to the extent that such injury is alleged to be the result of the use by Abbott and/or its Affiliates or licensees of the Deliverables or the Exchange Technology (and any Patent Rights or copyrights related thereto). In the event of any such claim against the Millennium Indemnified Parties by any Third Party, Millennium shall promptly notify Abbott in writing of the claim and Abbott shall manage and control, at its sole expense, the defense of the claim and its settlement keeping Millennium reasonably apprised of the status of the defense and/or settlement. No settlement shall be finalized without obtaining Millennium's prior written consent, which shall not be unreasonably withheld, except that, in the case of a settlement that does not require an admission or action on the part of Millennium, Millennium's consent shall not be required so long as Millennium is unconditionally released from all liability in such settlement. The Millennium Indemnified Parties shall cooperate with Abbott and may, at their option and expense, be represented in any such action or proceeding. Abbott shall not be liable for any litigation costs or expenses incurred by the Millennium Indemnified Parties without Abbott's prior written authorization. In addition, Abbott shall not be responsible for the indemnification of any Millennium Indemnified Party to the extent any Third Party claim arises from any negligent or intentional acts by such party, or any claims compromised or settled without its prior written consent. Notwithstanding the foregoing, in the event of a personal injury claim that is covered by the indemnification provisions of the Metabolic Agreement, the indemnification provisions of the Metabolic Agreement shall control.

         (b) MILLENNIUM. Millennium agrees to defend Abbott and its Affiliates, at Millennium's cost, and will indemnify and hold Abbott and its Affiliates and their respective directors, officers, employees and agents (the "Abbott Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim relating to (i) any breach by Millennium of any of its representations, warranties or obligations pursuant to this Agreement, or (ii) any personal injury resulting from the development, manufacture, use, sale or other disposition of any product or service offered by Millennium and/or its Affiliates or licensees to the extent that such injury is alleged to be the result of the use by Millennium and/or its Affiliates or licensees of the Deliverables or the Exchange Technology (and any Patent Rights or copyrights related thereto). In the event of any claim against the Abbott Indemnified Parties by any Third Party, Abbott shall promptly notify Millennium in writing of the claim and Millennium shall manage and control, at its sole expense, the defense of the claim and its settlement keeping Abbott reasonably apprised of the status of the defense and/or settlement. No settlement shall be finalized without obtaining Abbott's prior written consent, which shall not be unreasonably withheld, except that, in the case of a settlement that does not require an admission or action on the part of Abbott, Abbott's consent shall not be required so long as Abbott is unconditionally released from all liability in such settlement. The Abbott Indemnified Parties shall cooperate with Millennium and may, at their option and expense, be represented in any such action or proceeding. Millennium shall not be liable for any litigation costs or expenses incurred by the Abbott Indemnified Parties without Millennium's prior written authorization. In addition, Millennium shall not be responsible for the indemnification of any Abbott Indemnified Party to the extent any Third Party claim arises from any negligent or intentional acts by such party, or any claims compromised or settled without its prior written consent. Notwithstanding the foregoing, in the event of a personal injury claim that is covered by the indemnification provisions of the Metabolic Agreement, the indemnification provisions of the Metabolic Agreement shall control.

         12.2 GOVERNING LAW. This Agreement shall be construed and the respective rights of the Parties determined according to the substantive laws of the State of New York notwithstanding the provisions governing conflict of laws under such New York law to the contrary, except matters of intellectual property law which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question.

         12.3 ASSIGNMENT. Neither Millennium nor Abbott may assign this Agreement in whole or in part without the consent of the other, except if such assignment occurs in connection with the sale or transfer (by merger or otherwise) of all or substantially all of the business and assets of Millennium or Abbott to which the subject matter of this Agreement pertains. Notwithstanding the foregoing, either Party may assign this Agreement to an Affiliate, PROVIDED THAT such Party shall guarantee the performance of such Affiliate. 12.4 AMENDMENTS. This Agreement, the Schedule attached hereto and the Exhibits referred to in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral. The Parties acknowledge that the Exhibits referred to in this Agreement are being simultaneously delivered by Millennium to Abbott on or before the Effective Date. The Parties also acknowledge the simultaneous execution and delivery of the Metabolic Agreement and the Investment Agreement between the Parties dated as of the Effective Date, none of which shall be superseded by this Agreement. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

         12.5 NOTICES.

         Notices to Millennium shall be addressed to:

         Millennium Pharmaceuticals, Inc.
         75 Sidney Street
         Cambridge, Massachusetts 02139

         Attention:  Chief Executive Officer

         with a copy to:

         Millennium Pharmaceuticals, Inc.
         75 Sidney Street
         Cambridge, Massachusetts 02139

         Attention: General Counsel

         Notices to Abbott shall be addressed to:
         Abbott Laboratories
         100 Abbott Park Road
         Building AP6D; Dept 3RD
         Abbott Park, IL 60064

         Attention: Executive Vice President, Pharmaceuticals and Chief Scientific Officer

         with a copy to:

         Abbott Laboratories;
         100 Abbott Park Road
         Building AP6D, Dept 364
         Abbott Park, IL 60064

         Attention: Senior Vice President, Secretary and General Counsel

         Either Party may change its address to which notices shall be sent by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by certified mail, return receipt requested, postage prepaid, or (b) sent via a reputable overnight courier service, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

         12.6 FORCE MAJEURE. No failure or omission by either Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the reasonable control of such Party, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion; provided that such failure or omission resulting from one of the above causes is corrected as soon as is practicable after the occurrence of one or more of the above mentioned causes by the Party claiming force majeure taking all reasonable steps within its power to resume compliance with its obligations with the least possible delay. The Party claiming force majeure shall notify the other Party with notice of the force majeure event as soon as practicable, but in no event longer than ten (10) business days after its occurrence, which notice shall reasonable identify such obligations under this Agreement and the extent to which performance thereof will be affected. In such event, the Parties shall meet promptly to determine an equitable solution to the effects of any such event.

         12.7 COMPLIANCE WITH EXPORT REGULATIONS. Neither Party shall export any technology licensed to it by the other Party under this Agreement except in compliance with United States and other applicable export laws and regulations.

         12.8 PUBLIC ANNOUNCEMENTS. On the Effective Date, the Parties shall issue one or more press release(s) the timing and content of which shall be mutually agreed. Any announcements or similar publicity with respect to the execution of this Agreement shall be agreed upon between the Parties in advance of such announcement. The Parties agree that any such announcement will not contain confidential business or technical information and, if disclosure of confidential business or technical information is required by law or regulation, will make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group. Each Party agrees to provide to the other Party a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Millennium acknowledges that Abbott's internal process for the review and approval of public announcements typically requires three (3) weeks from the initiation of review of a proposed announcement; Abbott acknowledges that Millennium may be required, under certain circumstances, to issue public announcements relating to material events on an expeditious basis. The Parties shall use reasonable efforts to anticipate potential public announcements and, where feasible, initiate the preparation and review of such announcement at least three (3) weeks prior to the anticipated release date thereof. However, in the event that either Party is required by law or other circumstances to make an announcement on a more expeditious basis (such as upon the occurrence of a material event), such Party shall provide the other Party with an advance copy of such announcement as far in advance of the release of such announcement as is feasible under the circumstances. Each Party shall have the right to review and recommend changes to any announcement regarding this Agreement or the subject matter of this Agreement. Except as otherwise required by law, the Party whose press release has been reviewed shall remove any information the reviewing Party reasonably deems to be inappropriate for disclosure and shall use reasonable efforts to accommodate the reviewing Party's other comments. The contents of any such announcement or similar publicity which has been reviewed and approved by the reviewing Party can be re-released by either Party without a requirement for re-approval. Furthermore, each Party shall give the other Party a reasonable opportunity to review all filings with the United States Securities and Exchange Commission describing the terms of this Agreement prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including suggested redactions and including, without limitation, the provisions of this Agreement for which confidential treatment should be sought.

         12.9 INDEPENDENT CONTRACTORS. It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Millennium or Abbott to act as agent for the other. Members of the Joint Executive Committee and the Joint Technology Team shall be, and shall remain, employees of Millennium or Abbott, as the case may be. No Party shall incur any liability for any act or failure to act by members of the Joint Executive Committee and the Joint Technology Team who are employees of such other Party.

         12.10 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

         12.11 HEADINGS. The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

         12.12 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of Millennium or Abbott to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         12.13 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions, that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity, illegality or unenforceability of one or several provisions of this Agreement shall not affect the validity, of this Agreement as a whole.

         12.14 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

         12.15 NO THIRD PARTY BENEFICIARIES. No person or entity other than Abbott and Millennium and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

         12.16 NO CONSEQUENTIAL DAMAGES. UNLESS RESULTING FROM A PARTY'S WILFULL MISCONDUCT, NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 12.16 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.



                                  MILLENNIUM PHARMACEUTICALS, INC.

                                  By:   Mark J. Levin
                                      ----------------------------------------


                                  Title:   CEO
                                        ---------------------------------------




                                  ABBOTT LABORATORIES

                                  By:   Miles D. White
                                     ---------------------------------------

                                  Title:   Chairman of the Board and CEO
                                        -------------------------------------

                                   Schedule I

                      ALTERNATIVE DISPUTE RESOLUTION RULES

1. To begin an ADR proceeding, a Party shall provide written notice to the other Party identifying the issues to be resolved by ADR ("ADR Notice"). Within fourteen (14) days after receipt of such ADR Notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following receipt of the original ADR Notice, the Parties shall select a mutually acceptable neutral party ("Neutral") to preside in the resolution of any disputes in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable Neutral within such period, either Party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a Neutral pursuant to the following procedures:

      (a) The CPR shall submit to the Parties a list of not fewer than five (5) candidates within fourteen (14) days after receipt of the request, along with a CURRICULUM VITAE for each candidate. No candidate shall be an employee, director or shareholder of either Party or any of their Affiliates.

      (b) Such list shall include a statement of disclosure by each candidate of any circumstance likely to affect his or her impartiality.

      (c) Each Party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a Party believes a conflict of interest exists regarding any of the candidates, the Party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any Party failing to return a list of preferences on time shall be deemed to have no order of preference.

      (d) If the Parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR shall designate as the Neutral the candidate for whom the Parties collectively have indicated the greatest preference. If a tie shall result between two candidates, the CPR may designate either candidate. If the Parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts, and, in its sole discretion, may either (i) immediately designate as the Neutral the candidate for whom the Parties collectively have indicated the greatest preference, or (ii) issue a new list of not fewer than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a)-(d) shall be repeated.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after the selection, the Neutral shall hold a hearing to resolve each of the issues identified by the Parties. The ADR proceeding shall take place at a location agreed upon by the Parties. If the Parties cannot agree, the Neutral shall designate a location other than the principal place of business of either Party or any of their Affiliates.

4. At least seven (7) days prior to the hearing, each Party shall submit the following to the other Party and the Neutral:

         (a) a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the Neutral;

         (b) a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

         (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

         (d) a brief in support of each Party's proposed rulings and remedies PROVIDED THAT the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

Except as expressly set forth in subparagraphs 4(a)-(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

         (a) Each Party shall be entitled to five (5) hours of hearing time to present its case. The Neutral shall determine whether each Party has had the five (5) hours to which it is entitled.

         (b) Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination shall be charged against the Party conducting the cross-examination.

         (c) The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding Party. The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

         (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

         (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the

             ADR hearing also shall not be admissible. As to all other matters, the Neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within seven (7) days following completion of the hearing, each Party may submit to the other Party and the Neutral a post-hearing brief in support of its proposed rulings and remedies, PROVIDED THAT such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The Neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one Party's proposed rulings and remedies on some issues and the other Party's proposed rulings and remedies on other issues. The Neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The Neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court recorder, and any expenses for a hearing room, shall be paid as follows:

         (a) If the Neutral rules in favor of one Party on all disputed issues in the ADR, the losing Party shall pay 100% of such fees and expenses.

         (b) If the Neutral rules in favor of one Party on some issues, and the other Party on other issues, the Neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the Parties. The Neutral shall allocate the fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9. The rulings of the Neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 of this Exhibit I or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings and briefs), and the rulings shall be deemed Confidential Information. The Neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT A

                           ABBOTT EXCHANGE TECHNOLOGY

The following is a description of the [**] component of the Abbott Exchange
Technology:

Non-exclusive licenses to [**], including:

Screening using [**])
Screening using [**]
Drug design [**]Utilization of [**]

Protocols for [**]Software to [**]
Vendor information on [**]Structures of [**]The following is a description of the [**] of the Abbott Exchange Technology:

Blueprints, protocols and software for all of the following:

[**]

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT B

                         MILLENNIUM EXCHANGE TECHNOLOGY


The following is the list of the [**] components of the Millennium Exchange Technology which are available as of the Effective Date:

[**]
The following is the list of the [**] components of the Millennium Exchange Technology which, [**] developed by Millennium and made available to Millennium's [**] of the Effective Date, [**] Millennium Exchange Technology under this Agreement:

[**], as described above, subsequent to the [**] anniversary of the Effective Date and prior to the [**] anniversary of the Effective Date, Millennium shall notify Abbott. Notwithstanding Section 3.1(a) of the Agreement, within [**] of such notification, Abbott shall have the right to notify Millennium that it [**], Abbott agrees that the [**] and, in no event, later than [**] from Abbott's notification to Millennium (or such longer period as the Joint Technology Team determines is necessary in order for Abbott [**]).

Millennium reserves the right, in whole or in part, to develop the [**] components through the acquisition of Third Party software and technology. In the event that Millennium utilizes Third Party software or technology, [**] that it will [**] that there will [**] as a [**] that if [**] is not [**], [**] of the Agreement. In the event that either component includes any Third Party Software, the terms upon which such Third Party Software shall be made available to Abbott (i.e., as Direct Licensed Software or as Sublicensed Software or, if Sublicensed Software, the fees or payments associated with such Sublicensed Software) shall be [**]available by Millennium [**]. Millennium shall notify Abbott promptly following either component becoming covered by this Agreement, and the Parties shall then promptly meet to amend the Technology Exchange Plan to provide for Delivery thereof during the Exchange Term.

                                    Exhibit C

                        MILLENNIUM SUPPORTED ENVIRONMENT

Because of its confidential nature, this exhibit has been supplied to specific persons within Abbott. Upon signature of the Agreement, it will be made more widely available within Abbott.

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    Exhibit D

                          ABBOTT SUPPORTED ENVIRONMENT

           To be Provided by Abbott within [**] of the Effective Date

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    Exhibit E

                     PRELIMINARY TECHNOLOGY DEVELOPMENT PLAN
                                      [**]

ABBOTT CONTACT:  [**]MILLENNIUM CONTACT: [**]

PROJECT TITLE: [**]

DESCRIPTION OF PROGRAM:  [**]

STATEMENT OF HYPOTHESIS:  [**].

SPECIFIC OBJECTIVES:

[**] (Abbott)[**] (Millennium)[**] (Abbott and Millennium)[**] (Abbott)[**].
  (Abbott and Millennium)

EXPERIMENTAL APPROACH:  [**]

Projected Costs - Abbott: The estimated cost to conduct these studies is about [**]

PROJECTED COSTS - MILLENNIUM: The estimated costs to conduct these studies are [**]

TIME LINE:  [**]

PREDICTED OUTCOME AND IMPACT:  [**].

DELIVERABLES:  [**].

BACKGROUND TECHNOLOGIES: [**]